UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant     ☑

Filed by a Party other than the Registrant     ☐

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☑       Preliminary Proxy Statement
☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☐       Definitive Additional Materials
☐       Soliciting Material Pursuant to §240.14a-12
WESTERN DUBUQUE BIODIESEL, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF MEMBERS
QUESTIONS AND ANSWERS ABOUT THE 2007 ANNUAL MEETING AND VOTING
PROPOSALS TO BE VOTED UPON
PROPOSAL 1
PROPOSAL 2
PROPOSAL 3
PROPOSAL 4
PROPOSAL 5
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
MEMBER PROPOSALS AND NOMINATIONS FOR DIRECTOR POSITIONS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
ANNUAL REPORT AND FINANCIAL STATEMENTS

NOTICE OF ANNUAL MEETING OF MEMBERS
Wednesday, December 5, 2007
To our Members:
The 2007 Annual Meeting of Members (the “2007 Annual Meeting”) of Western Dubuque Biodiesel, LLC (the “Company”) will be held on Wednesday, December 5, 2007 at the Palace Ballroom, 27317 Olde Farley Road, Farley, Iowa 52046. Registration for the meeting will begin at 6:00 p.m. The 2007 Annual meeting will commence at approximately 7:00 p.m. The purposes of the meeting are to:
•	Approve three amendments to the Company’s Operating Agreement;

•	Vote to reduce the size of the Company’s Board of Directors;

•	Elect thirteen (13) directors to our Board of Directors; and

•	Transact such other business as may properly come before the 2007 Annual Meeting or any adjournments thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card, please call the Company at (563) 744-3554.
Only members listed on the Company’s records at the close of business on November 9, 2007 are entitled to notice of the Annual Meeting and to vote at the 2007 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be received by the Company no later than 5 p.m. on Monday, December 3, 2007.
All members are cordially invited to attend the 2007 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to the Company at (563) 744-3524 or mail it to us using the enclosed envelope.

By order of the Board of Directors,
/s/ William Schueller
William Schueller
Chairman of the Board

Farley, Iowa
November 9, 2007

[THIS PAGE INTENTIONALLY LEFT BLANK]

Western Dubuque Biodiesel, LLC
904 Jamesmeier Road
P.O. Box 82
Farley, Iowa 52046

Proxy Statement
Annual Meeting of Members
Wednesday, December 5, 2007
7:00 p.m.

The enclosed proxy is solicited by the Board of Directors of Western Dubuque Biodiesel, LLC (the “Company” or “Western Dubuque”) for use at the 2007 annual meeting of members of the Company to be held on Wednesday, December 5, 2007 (the “2007 Annual Meeting”), and at any adjournment thereof. The 2007 Annual Meeting will be held at the Palace Ballroom, 27317 Olde Farley Road, Farley, Iowa 52046. Registration for the meeting will begin at 6:00 p.m. The 2007 Annual Meeting will commence at approximately 7:00 p.m. This solicitation is being made by mail, however the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about November 9, 2007.
QUESTIONS AND ANSWERS ABOUT THE 2007 ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:
The Company’s board of directors (the “Board of Directors”) is soliciting your proxy vote at the 2007 Annual Meeting because you were a member of the Company at the close of business on November 9, 2007, the record date, and are entitled to vote at the meeting.

Q:	When and where is the 2007 Annual Meeting?

A:
The 2007 Annual Meeting will be held at the Palace Ballroom, 27317 Olde Farley Road, Farley, Iowa 52046. Registration for the meeting will begin at 6:00 p.m. The 2007 Annual Meeting will commence at approximately 7:00 p.m.

Q:	What am I voting on?

A:	You are voting on:
•	Three amendments to the Company’s operating agreement (the “Operating Agreement”);

•	Reducing the size of the Board of Directors from 13 directors to 11 directors effective on the day of the 2008 Annual Meeting; and

•	The election of 13 directors.

The Board of Directors recommends a vote FOR the amendments to the Company’s Operating Agreement, FOR reducing the size of the Board of Directors, and FOR the election of its director nominees.

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Q:	How many votes do I have?

A:
On any matter which may properly come before the meeting, each member entitled to vote will have one vote for each membership unit owned, according to the Company’s membership records, by such member as of the close of business on November 9, 2007. Pursuant to section 6.15 of the Operating Agreement, members do not have any dissenters’ rights.

Q:	What is the effect of the amendments to the Operating Agreement if passed?

There are three proposed amendments to the Operating Agreement.

The approval of the first and second amendments will allow the 2008 Annual Meeting, and the annual meetings thereafter, to be held on a summer schedule. If these amendments are not approved, then the Company’s annual meetings will continue to be held in December.

The approval of the third amendment will allow the directors to adjust the size of the Board of Directors within a fixed range of 7 to 13 directors. This will give the Board of Directors flexibility to set the size of the Board of Directors prior to any future annual meeting. The members still have the power to change the size of the Board of Directors at any annual or special meeting of the members through a member proposal.

Q:	What is the voting requirement to elect the directors?

A:
The nominees for director have been split into three Groups by the Board of Directors according to the terms of the Operating Agreement. The five (5) director nominees in Group I who receive the greatest number of votes will be elected Group I directors. The four (4) director nominees in Group II who receive the greatest number of votes will be elected Group II directors. The four (4) director nominees in Group III who receive the greatest number of votes will be elected Group III directors. Directors are elected by a plurality vote, and therefore, abstentions will not be counted for or against any director nominees.

Q:	What is the voting requirement to reduce the size of the Board of Directors?

A:
If a quorum is present, an affirmative vote by a majority of the Membership Voting Interests in favor of reducing the size of the Board of Directors will result in the proposal being approved. Since this proposal requires the affirmative vote of the members, abstentions will be counted as a vote against reducing the size of the Board of Directors.

Q:	What is the voting requirement to approve the amendments to the Operating Agreement?

A:
If a quorum is present, an affirmative vote for the amendments to the Operating Agreement of a majority of the Membership Voting Interests represented at the members’ meeting will result in the amendments being approved. Since amendments to the operating agreement require the affirmative vote of the members, abstentions will be counted as a vote against approving the amendments.

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Q:	How many membership units are outstanding?

A:	At the close of business on November 9, 2007, there were 27,279 outstanding membership units outstanding. Therefore, there are a total of 27,279 possible votes outstanding on any matter.

Q:	What is the effect of an abstention?

A:
Abstentions will be counted when determining whether a quorum is present. Abstentions for director elections, however, will not be counted either for or against any nominee because directors are elected by plurality vote, meaning that the person receiving the most votes wins. Because amendments to the Operating Agreement and reducing the size of the Board of Directors must be approved by the affirmative vote of a majority of the membership voting interest represented at the 2007 Annual Meeting, abstentions will be counted as a vote against the amendment and against reducing the size of the Board of Directors.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2007 Annual Meeting either in person or by proxy. You may vote using any of the following methods:
•
Proxy Card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2007 Annual Meeting. The membership units represented by each properly executed card will be voted at the 2007 Annual Meeting in accordance with the member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or by fax to the Company at (563) 744-3524. In order for your vote to count, the Company must receive it by 5:00 p.m. on Monday, December 3, 2007.

•	In person at the 2007 Annual Meeting. All members of record as of November 9, 2007 may vote in person at the 2007 Annual Meeting.

Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:
•	Voting in person at the 2007 Annual Meeting;

•
Giving personal or written notice of the revocation, which is received by William Schueller, Chairman of the Company’s Board of Directors, at the Company’s offices at 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa, 52046 on or before 5:00 p.m. on Monday December 3, 2007; or

•	Giving personal or written notice of the revocation to the Company’s Secretary, Joyce Jarding, at the commencement of the 2007 Annual Meeting.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:	If you do not mark any choices for Group I, Group II or Group III directors on the proxy card, your votes will be deemed abstentions.

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If you do not mark any choices on the proxy card for an amendment, then the proxies will vote your units FOR the given amendment to the Operating Agreement. If you only mark one choice on the proxy card for an amendment, then the proxies will vote your units ONLY for the item you chose. Your units will be included in the determination of whether a quorum is present even if you do not mark any choices on the proxy card. If you abstain from a vote for the amendment, this will be counted as a vote AGAINST the amendment.

If you do not mark any choices on the proxy card for reducing the size of the Board of Directors, then the proxies will vote your units FOR reducing the size of the Board of Directors. If you abstain from a vote reducing the size of the Board of Directors, this will be counted as a vote AGAINST the amendment.

Q:	Who can attend the 2007 Annual Meeting?

A:	All members of the Company as of the close of business on November 9, 2007 may attend the 2007 Annual Meeting.

Q:	What is the Record date for the 2007 Annual Meeting?

A:	Friday, November 9, 2007.

Q:	Who will count the votes?

A:
All votes will be tabulated by the inspector of election appointed for the 2007 Annual Meeting, which will be an adminstrative employee of the Company. The inspector of election will separately tabulate affirmative and negative votes and abstentions.

Q:	What constitutes a quorum?

A:
The presence in person or by proxy of persons holding 25% of the issued and outstanding units is required to constitute a quorum. Because on November 9, 2007 the Company had 27,279 issued and outstanding membership units, the presence of 6,820 membership units will constitute a quorum. If you submit a proxy or appear at the meeting, then you will be considered part of the quorum.

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:	How do I nominate a candidate for election as a director at next year’s Annual Meeting?

A:
The Group I directors will stand for election at the 2008 Annual Meeting. Nominations for director seats are made by the Board of Directors. In addition, a member may nominate a candidate for director by following the procedures explained in this proxy statement on page 16 and Section 5.3 of the Operating Agreement, as may be amended.

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Q:	What is a member proposal?

A:
A member proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at a meeting of the Company’s members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is placed in the Company’s proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals are explained in the proxy statement on page 16. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

PROPOSALS TO BE VOTED UPON
PROPOSAL 1
Approval of Amendment #1 to the Operating Agreement
to Allow Annual Meetings to be on a Summer Schedule
The 2007 Annual Meeting is being held in December 2007 because the Operating Agreement requires a member meeting to be held prior to the end of the Company’s fiscal year on December 31, 2007. The Board of Directors, however, believes that having annual meetings in the summer would be the most convenient time for its members. In addition, summer meetings will allow the Company’s Form 10-KSB SEC filing to be used to meet the Company’s annual report to the shareholders requirement, which will save the Company professional fees and expenses. The Operating Agreement currently sets director terms in yearly divisions, which would require us to hold the next director election in December 2008. This amendment will set initial director terms to run from one member meeting to the next, which will allow us to hold the next director election in June 2008.
Therefore, it is proposed that the Company amend the Operating Agreement as follows:
Replace the following sentence in section 5.3(a):
The terms of Group I Directors shall expire first (initial term of one year with successors elected to three-year terms thereafter), followed by those of Group II Directors (initial term of two years with successors elected to three-year terms thereafter), and then Group III Directors (initial and subsequent terms of three years).
With (underlined language reflects the change):
The terms of Group I Directors shall expire first (initial term until second annual meeting with successors elected to three-year terms thereafter), followed by those of Group II Directors (initial term until third annual meeting with successors elected to three-year terms thereafter), and then Group III Directors (initial term until the fourth annual meeting and subsequent terms of three years).
Required Vote and Board Recommendation
If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the members’ meeting, in person or by proxy, and entitled to vote on the matter shall constitute the act of the members. As indicated in the proxy, where no direction is given, the proxies solicited by the Board of Directors will be voted in favor of the amendment to the Operating Agreement and where an abstention is made, the proxies solicited by the Board of the Directors will be voted against the amendment to the Operating Agreement. A copy of the proposed Amended and Restated Operating Agreement with all proposed changes identified is attached hereto as Appendix II.

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THE BOARD HAS APPROVED THIS AMENDMENT TO THE OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR AMENDMENT #1.
PROPOSAL 2
Approval of Amendment #2 to the Operating Agreement
to Allow Annual Meetings to be on a Summer Schedule
For the reasons discussed above, the Board of Directors believes it is in the best interests of the Company to hold annual meetings in the summer of each year. The Operating Agreement currently sets the deadline for director nominations assuming annual meetings are approximately one calendar year apart. Therefore, under the Operating Agreement, director nominations would be due from September 1, 2008 to October 1, 2008 for the 2008 Annual Meeting, which would prevent the Company from holding the meeting in summer 2008. This amendment allows the Board of Directors to change the deadline for director nominations, so long as the change is noted in the proxy statement.
The following table demonstrates how Proposals 1 and 2 will change the timing for nominating directors and the date of the 2008 Annual meeting:

Director nominations must be
	2008 Annual Meeting will be held:	submitted to the Company:
If Proposals 1 and 2 are Approved	June 2008	March 1, 2008 through April 1, 2008
If Proposals 1 and 2 are NOT Approved	December 2008	September 1, 2008 through October 1, 2008
Accordingly, it is proposed that the Company amend the Operating Agreement to replace the following sentence in section 5.3(b):
However, any Member that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of that Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first day of the month corresponding to the previous year’s annual meeting.
With (underlined language reflects the change):
However, any Member that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of that Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first day of the month corresponding to the previous year’s annual meeting or such date as determined by the Directors and designated in the prior year’s annual meeting proxy statement.
Required Vote and Board Recommendation
If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the members’ meeting, in person or by proxy, and entitled to vote on the matter shall constitute the act of the members. As indicated in the proxy, where no direction is given, the proxies solicited by the Board of Directors will be voted in favor of the amendment to the Operating Agreement and where an abstention is made, the proxies solicited by the Board of the Directors will be voted against the amendment to the Operating Agreement. A copy of the proposed Amended and Restated Operating Agreement with all proposed changes identified is attached hereto as Appendix II.

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THE BOARD HAS APPROVED THIS AMENDMENT TO THE OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR AMENDMENT #2.
PROPOSAL 3
Approval of Amendment #3 to Operating Agreement
to Allow the Board of Directors to Increase or Reduce the Number of Directors within the Range of 7-13
Directors
The Company currently has 13 directors. The Board of Directors anticipates that once the Company has been in operation for several months, 13 directors will no longer be necessary and the Board of Directors anticipates reducing the number of directors to a more efficient number. Currently, the Operating Agreement provides that any change in the number of directors must be approved by the members. The Board of Directors has proposed reducing the size of the Board of Directors to 11 directors starting with the 2008 Annual Meeting, however, the Board of Directors anticipate that it may be beneficial to adjust the number of director sitting on the Board of Directors in the future. Under the current provisions of the Operating Agreement, each adjustment to the size of the Board of Directors requires approval at an annual or special meeting of the members. The Board of Directors believes it would be more efficient to allow the Board of Directors to approve changes in the number of directors as the Company’s needs change, without member approval, so long as that number stays within the Range of 7-13 directors. The Operating Agreement would still allow for the members to adjust the size of the Board of Directors through a proposal at an annual or special meeting of the members.
Accordingly, it is proposed that the Company amend the Operating Agreement to replace the following Section 5.2 in its entirety:
5.2 Number of Total Directors. The total number of Directors of the Company shall be a minimum of seven (7) and a maximum of Thirteen (13). The Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or vice versa by majority vote at any annual or special meeting.
With (underlined language reflects the change):
5.2 Number of Total Directors. The number of Directors of the Company shall be a minimum of seven (7) and a maximum of thirteen (13); and the number of Directors may be fixed or changed from time to time, within that variable range, by the Directors. The Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or visa versa by the affirmative vote of a majority of the Membership Voting Interests represented at a meeting of the Members (in person, by proxy, or by mail ballot).
Required Vote and Board Recommendation
If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the members’ meeting, in person or by proxy, and entitled to vote on the matter shall constitute the act of the members. As indicated in the proxy, where no direction is given, the proxies solicited by the Board of Directors will be voted in favor of the amendment to the Operating Agreement and where an abstention is made, the proxies solicited by the Board of the Directors will be voted against the amendment to the Operating Agreement. A copy of the proposed Amended and Restated Operating Agreement with all proposed changes identified is attached hereto as Appendix II.

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THE BOARD HAS APPROVED THIS AMENDMENT TO THE OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR AMENDMENT #3.
PROPOSAL 4
Reduce the Number of Directors Positions From Thirteen to Eleven
The Board of Directors believes it is in the best interests of the Company and will conserve the Company’s resources to reduce the size of the Board of Directors from thirteen (13) members to eleven (11) members starting with the 2008 Annual Meeting. Should the members vote to reduce the number of director positions, the Company would likely pay less director fees due to the smaller board. The Operating Agreement provides that a majority vote of the Membership Interests represented at an annual or special meeting of the members where a quorum has been established may vote to reduce the size of the Board of Directors. Should the members vote to reduce the size of the Board of Directors, less directors will be elected at the 2008 Annual Meeting, thereby reducing the size of the Board of Directors.
Required Vote and Board Recommendation
If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the members’ meeting, in person or by proxy, and entitled to vote on the matter shall constitute the act of the members. As indicated in the proxy, where no direction is given, the proxies solicited by the Board of Directors will be voted in favor of reducing the size of the Board of Directors from thirteen directors to eleven directors.
THE BOARD HAS APPROVED THIS PROPOSAL AND RECOMMENDS A VOTE FOR REDUCING THE SIZE OF THE BOARD OF DIRECTORS.
PROPOSAL 5
Election of Directors
Thirteen (13) initial directors, comprise the current Board of Directors. The initial terms for these directors ends with the first annual or special meeting of the members following substantial completion of the construction of the Company’s facilities. The facilities were substantially completed in July 2007, therefore, the December 5, 2007 election of directors will terminate the initial terms of the thirteen (13) directors.
Pursuant to the Operating Agreement, the Board of Directors has passed a resolution dividing the board seats into three (3) groups which will serve staggered terms, with the Group I directors standing for election beginning at the 2008 Annual Meeting. The initial directors who will stand for election as Group I directors are: Tom Schroeder, Ed Recker, Mark Muench, Denny Mauser, and George Davis. The initial directors who will stand for election as Group II directors are: William Schueller, David O’Brien, William Horan, and Warren Bush. The initial directors who will stand for election as Group III directors are Jack Friedman, Craig Breitbach, Joyce Jarding, and Bruce Klostermann. All of the nominees are incumbent directors. All nominees have indicated their willingness to serve as directors if elected.
The five Group I nominees receiving the greatest number of votes will be elected as Group I directors at the 2007 Annual Meeting, provided a quorum is present. The five nominees that are elected Group I directors will hold office until the 2008 Annual Meeting. The four Group II nominees receiving the greatest number of votes will be elected as Group II directors at the 2007 Annual Meeting, provided a quorum is present. The four nominees that are elected Group II directors will hold office until the 2009 Annual Meeting. The four Group III nominees receiving the greatest number of votes will be elected as Group III directors at the 2007 Annual Meeting, provided a quorum is present. The four nominees that are elected Group III directors will hold office until the 2010 Annual Meeting. Any vacancy during a term will be filled by the Board of Directors until the next annual meeting.

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Required Vote and Board Recommendation
As indicated in the proxy, if you do not mark any choices for Group I, Group II or Group III directors on the proxy card, then your votes will be deemed abstentions. Abstentions for director elections will not be counted either for or against any nominee, because directors are elected by plurality vote, meaning that the persons receiving the greatest number of votes relative to the other nominees will be elected. If you mark fewer than five (5) choices for Group I directors, fewer than four (4) choices for Group II directors, or fewer than four (4) choices for Group III directors, the proxies will vote your units ONLY for the persons you mark as your choices. If any such nominees shall withdraw or otherwise become unavailable, which is not expected, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors. Members who neither submit a proxy nor attend the meeting will not be counted as either a vote for or against the election of a director. Votes withheld or abstained for all director nominees will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast in the director election.
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTORS
Information about Current Directors and Nominees
The following table contains certain information with respect to the director nominees including those persons currently serving as directors and persons nominated for election at the 2007 Annual Meeting of members:

Name and Principal		Year First Became A
Occupation	Age	Director	Term Expires
William Schueller	56	2005	2007
Bruce Klostermann	44	2005	2007
George Davis	44	2005	2007
Joyce Jarding	63	2005	2007
Craig Breitbach	41	2005	2007
Warren Bush	59	2005	2007
Jack Friedman	50	2005	2007
William Horan	59	2005	2007
Ed Recker	57	2007	2007
Denny Mauser	59	2005	2007
Mark Muench	33	2005	2007
David O’Brien	38	2005	2007
Tom Schroeder	52	2005	2007
Biographical Information About Nominees
William G. Schueller, Director and Chairman, Age 56. Mr. Schueller has owned and operated Schueller Construction Company for over 31 years. He is also a partner in Southlake Development, selling residential lots and homes in Farley. Mr. Schueller currently serves on the advisory board of American Trust & Savings Bank in Dyersville and Farley and is a member of the Farley Economic Development Group. Mr. Schueller has served as a director and chairman since November 15, 2005.
Bruce Klostermann, Director and Chief Executive Officer, Age 44. For the last eleven years, Mr. Klostermann has co-owned and managed Klostermann Bros., Inc. He is also the co-owner and vice-president of Agri-Vest, Inc. Prior to this he played in the NFL for five years, with the Denver Broncos, and the LA Rams. He also serves on the board of directors of American Trust Bank. Mr. Klostermann has served as a director and vice-chairman since November 15, 2005. In August 2007, Mr. Klostermann was appointed CEO of Western Dubuque Biodiesel.

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Joyce Jarding, Director and Secretary, Age 63. Ms. Jarding currently serves on the Farley city council, and is president of Farley Industrial Development Corporation. She has been employed by Farley Fertilizer, Inc. as a secretary and bookkeeper since 1996. Ms. Jarding has served as a director and secretary since November 15, 2005.
George Davis, Director and Treasurer, Age 44. Mr. Davis is an attorney in private practice at the Locher & Locher law firm in Farley Iowa. He lives in Dubuque, Iowa and graduated from the University of Nebraska College of Law in 1993. Prior to joining the Locher & Locher law firm he was a CPA with McGladrey and Pullen in Dubuque Iowa from 1993 to 1998 and an attorney with the O’Connor & Thomas law firm in Dubuque from 1998 to 2000. Mr. Davis has been a director and treasurer since November 15, 2005.
Mark Muench, Director, Age 33. Mr. Muench operates a family farm near Ogden, Iowa. Mr. Muench has operated the farm for the last fourteen years. The farm is a corn, soybean, and cattle operation. He also serves on the board of directors for Iowa Renewable Energy, LLC, a biodiesel plant located in Washington, Iowa. Mr. Muench is a member and principal of The Biodiesel Group, one of our project consultants. Mr. Muench has served as a director since November 15, 2005.
Warren L. Bush, Director, Age 59. Mr. Bush is a licensed attorney in both Iowa and Arizona. For the past twenty-one years, Mr. Bush has served as a Judicial Magistrate for the State of Iowa. He is also a self-employed attorney and practices out of offices in Wall Lake and Dunlap. Mr. Bush currently serves as a member of the board of directors for Western Iowa Energy, LLC, a biodiesel plant located in Wall Lake, Iowa, Central Iowa Energy, LLC, a biodiesel plant located near Newton, Iowa and Iowa Renewable Energy, LLC, a biodiesel plant located in Washington, Iowa. He is a principal in Bush Boys’ Enterprises, LLC, Bush Boys, Inc. and Front Row Racing Stable, Ltd. He is also a principal of The Biodiesel Group, one of our project consultants. Tom Schroeder is Mr. Bush’s brother-in-law. Mr. Bush has served as a director since November 15, 2005.
Craig Breitbach, Director, Age 41. Mr. Breitbach is from Farley, Iowa and is the founder and CEO of Cedar Valley Steel, Inc. Cedar Valley Steel was founded in 1993, and Mr. Breitbach has been CEO since its inception. Cedar Valley Steel and its related companies are steel erection and crane services companies with approximately 300 employees. Craig graduated from Western Dubuque Schools and served four years in the United States Marine Corp. Craig sits on the Iowa Ironworkers Apprenticeship Board and is also a Director for the Farley Development Corporation. He is a member of the Farley Young Men’s Association and the Alliance for Construction Excellence (ACE) group. Mr. Breitbach has served as a director since November 15, 2005.
Jack Friedman, Director, Age 50. Mr. Friedman is the CEO of Innovative Ag Services where he has been employed for the past 30 years. Innovative Ag Services is an Eastern Iowa grain and farm supply cooperative with $100 million in annual sales. He graduated from Muscatine Community College with an AAS degree in Farm Supply Marketing and currently serves on the board of FC Stone (a stock owned risk management company). He is a resident of Dyersville, Iowa. Mr. Friedman has been a director since November 15, 2005.
William J. Horan, Director, Age 59. Mr. Horan has been a farmer for 33 years. He is a partner in Horan Brothers Agricultural Enterprises in Rockwell City, Iowa. Mr. Horan is past president of the Iowa Corn Growers Association and sits on the board of directors of Natural Resource Solutions, LLC, Truth about Trade, ISU Research Park Board of Directors and the USDA DOE Technical Advisory Committee. He currently serves as a member of the board of directors for Western Iowa Energy, LLC, a biodiesel plant located in Wall Lake, Iowa, Central Iowa Energy, LLC, a biodiesel plant located near Newton, Iowa and Iowa Renewable Energy, LLC, a biodiesel plant located in Washington, Iowa. He is also a principal of The Biodiesel Group, one of our project consultants. Mr. Horan has served as a director since November 15, 2005.

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Ed Recker, Director, Age 57. Mr. Recker operated a crop and pork production operation for 30 years near Cascade, Iowa. Mr. Recker served as Project Manager during construction of the Western Dubuque Biodiesel facility and is currently employed by Tri-State Crane in Cedar Rapids, Iowa. He graduated from Hawkeye Community College with an AAS degree in Mechanical Engineering Technology. He has served on the Camp Courageous of Iowa Board of Directors for 15 years. Mr. Recker was appointed to the Western Dubuque Biodiesel Board of Directors on August 27, 2007.
Denny Mauser, Director, Age 59. Mr. Mauser has farmed for more than 35 years in Buena Vista County and Sac County, Iowa. His 900-acre operation includes corn, soybeans and popcorn; he also manages a cow-calf herd. He formerly served as President of the Iowa Farm Bureau Young Members and on the Schaller Community School Board. He currently serves as President of Sac County Rural Electric Cooperative and is a member of the board of directors for Western Iowa Energy, LLC, a biodiesel plant located in Wall Lake, Iowa, Central Iowa Energy, LLC, a biodiesel plant located near Newton, Iowa and Iowa Renewable Energy, LLC, a biodiesel plant located in Washington, Iowa. He is also a principal of The Biodiesel Group, one of our project consultants. Mr. Mauser has served as a director since November 15, 2005.
Tom Schroeder, Director, Age 52. For more than 31 years, Mr. Schroeder has served as President of JCT, Inc, a refrigerated trucking company that specializes in the transportation of meat from Midwest packers for export. In addition, he is currently employed by REG as director of fleet services. He currently serves as a member of the board of directors for Western Iowa Energy, LLC, a biodiesel plant located in Wall Lake, Iowa, Central Iowa Energy, LLC, a biodiesel plant located near Newton, Iowa and Iowa Renewable Energy, LLC, a biodiesel plant located in Washington, Iowa. He is also a principal of The Biodiesel Group, one of our project consultants. Warren Bush is Mr. Schroeder’s brother-in-law. Mr. Schroeder has served as a director since November 15, 2005.
David P. O’Brien, Director, Age 38. Mr. O’Brien has been employed as a mechanical reliability engineer at Lyondell Chemicals in Clinton, Iowa since 1998. He graduated from Iowa State University in 1992 with a BS in Mechanical Engineering. His career has focused on machinery reliability in the chemical processing industry. Mr. O’Brien currently sits on the St. Patrick, Epworth, parish council and has served on the Gateway United Way Board and other community and charitable organizations. Mr. O’Brien has served as a director since November 15, 2005
Biographical Information About Non-Nominee Directors, Officers and Significant Employees
We do not currently have any Non-Nominee Directors, as all of the Directors are standing for re-election at the 2007 Annual Meeting.
William G. Schueller, Director and Chairman, Age 56. Mr. Schueller has owned and operated Schueller Construction Company for over 31 years. He is also a partner in Southlake Development, selling residential lots and homes in Farley. Mr. Schueller currently serves on the advisory board of American Trust & Savings Bank in Dyersville and Farley and is a member of the Farley Economic Development Group. Mr. Schueller has served as a director and chairman since November 15, 2005.
Bruce Klostermann, Director and Chief Executive Officer, Age 44. For the last eleven years, Mr. Klostermann has co-owned and managed Klostermann Bros., Inc. He is also the co-owner and vice-president of Agri-Vest, Inc. Prior to this he played in the NFL for five years, with the Denver Broncos, and the LA Rams. He also serves on the board of directors of American Trust Bank. Mr. Klostermann has served as a director and vice-chairman since November 15, 2005. Mr. Klostermann was appointed Chief Executive Officer in August 2007.
George Davis, Director and Treasurer, Age 44. Mr. Davis is an attorney in private practice at the Locher & Locher law firm in Farley Iowa. He lives in Dubuque, Iowa and graduated from the University of Nebraska College of Law in 1993. Prior to joining the Locher & Locher law firm he was a CPA with McGladrey and Pullen in Dubuque Iowa from 1993 to 1998 and an attorney with the O’Connor & Thomas law firm in Dubuque from 1998 to 2000. Mr. Davis has been a director and treasurer since November 15, 2005.

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Abby M. Kotz, Controller, Age 25. Ms. Kotz graduated from the University of Northern Iowa in 2004 and is a Certified Public Accountant. Prior to joining Western Dubuque Biodiesel, Ms. Kotz was an Audit Senior with Deloitte & Touche, LLP in Cedar Rapids, Iowa. Ms. Kotz has held the position of Controller with the Company since May 21, 2007.
Thomas R. Brooks, General Manager, Age 47. Mr. Brooks is employed by Renewable Energy Group, pursuant to a management and operational services agreement with Western Dubuque Biodiesel. Prior to employment with Renewable Energy Group, Mr. Brooks served as the general manager for two protein and oil conversion companies that turn co products into profits, most recently the general manager of Production and Administration for Perdue Agri-Recycle in Seaford, Delaware. Mr. Brooks is a graduate of Texas A&M University and Air University. Mr. Brooks has served as Western Dubuque Biodiesel’s general manager through his employment with Renewable Energy Group since January 24, 2007.
Michael Chandler, Operations Manager, Age 39. Mr. Chandler is a graduate of Central Michigan University. Prior to employment with Renewable Energy Group, Mr. Chandler held the position of Plant Manager at Doane Pet Care, Inc. and Production Manager at Nutro Pet Products, Inc. Mr. Chandler has served as Operations Manager for Western Dubuque Biodiesel through his employment with Renewable Energy Group since March 28, 2007.
Alan Manternach, Director, Age 57. Mr. Manternach is a retired farmer from Cascade, Iowa. He served on the Dubuque County Board of Supervisors from 1986 to 2002 and was a member of the Western Dubuque School District School Board. Mr. Manternach resigned from the Western Dubuque Board of Directors in August 2007. Mr. Manternach served as a director between November 2005 and August 2007. Mr. Manternach was replaced on our Board of Directors by Ed Recker.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
No person or entity, including our officers and directors, currently beneficially owns more than 5% of our membership units.
SECURITY OWNERSHIP OF MANAGEMENT
As of November 9, 2007, members of our Board of Directors, executive officers and director nominees own membership units as follows:

		Position with	Amount and Nature of	Percent
	Name of	Western Dubuque	Beneficial	of
Title of Class	Beneficial Owner	Biodiesel	Owner(1)	Class(2)
Membership Units	William Schueller	Chairman and Director	350 units(3)	1.28%
Membership Units	Bruce Klostermann	CEO and Director	300 units(4)	1.10%
Membership Units	George Davis	Treasurer and Director	300 units(5)	1.10%
Membership Units	Joyce Jarding	Secretary and Director	150 units	0.55%
Membership Units	Craig Breitbach	Director	501 units(6)	1.84%
Membership Units	Warren Bush	Director	340 units(7)	1.25%
Membership Units	Jack Friedman	Director	180 units	0.66%
Membership Units	William Horan	Director	340 units(8)	1.25%
Membership Units	Ed Recker	Director	254 units(9)	0.93%
Membership Units	Denny Mauser	Director	340 units(10)	1.25%
Membership Units	Mark Muench	Director	340 units	1.25%
Membership Units	David O’Brien	Director	150 units(11)	0.55%
Membership Units	Tom Schroeder	Director	340 units	1.25%
Membership Units	Alan Manternach	Former Director	150 units(12)	0.55%
	Totals:		4,035 units	14.79%

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(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding, voting and investment power with respect to the securities.

(2)
Based on 6,200 units sold in seed capital offering, 500 units paid pursuant to an agreement with The Biodiesel Group for consulting, 19,279 in offering registered with State of Iowa and 1,300 units to directors exercising the option.

(3)	Includes 100 units held by Southlake Development Inc. and 100 units held by Schueller Construction Co. Inc. Mr. Schueller is a principal of both of these businesses.

(4)	Units held by Agri-Vest, Inc. Mr. Klostermann is a principal of this business.

(5)	Includes 100 units held by Biodiesel Investment Group, LLC of which Mr. Davis is a principal.

(6)
Includes 51 units held by Capital Steel Investments, LLC and 100 units held by Design Build Structures, LLC and 50 units held by Cedar Valley Properties, LLC. Mr. Breitbach is a principal of these businesses.

(7)	Includes 100 units jointly owned with his wife, Linda L. Bush.

(8)	Includes 100 units owned by Horan Bros. Mr. Horan is a principal in that business.

(9)	Includes 154 units owned jointly with his wife, and 100 units owned by Profits Unlimited, an entity of which Mr. Recker is a 1/6th owner.

(10)	Includes 100 units held in joint tenancy with spouse.

(11)	Includes 50 units held in joint tenancy with spouse.

(12)	Includes 150 units held in joint tenancy with spouse.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. The Company was not subject to Section 16(a) of the Exchange Act until following our fiscal year ended December 31, 2006, therefore, none of our officers, directors or 10% beneficial owners were required to file Section 16(a) reports for our fiscal year ended December 31, 2006. Now that the Company is subject to Section 16(a) reporting, the Company’s directors, officers and 10% beneficial owners will be required to file such reports.
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
The Board of Directors generally meets once per month. The Board of Directors held 17 regularly scheduled and special meetings during the fiscal year ended December 31, 2006. All of the directors attended at least 75% of the meetings of the Board of Directors during the fiscal year ended December 31, 2006, with the exception of Jack Friedman, William Horan, Mark Muench and Tom Schroeder.
The Board of Directors does not have a formal process for holders of membership units to send communications to the Board of Directors. The Board of Directors believes this is reasonable given the accessibility of our directors. Members desiring to communicate with the Board of Directors may do so by contacting the Company via the Company’s website, by fax, telephone or in writing. The names of the Company’s directors and officers are listed on our website at http://www.wdbiodiesel.net.

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The Board of Directors does not have a policy with regard to directors’ attendance at annual meetings. This is the first annual meeting of the Company.
Audit Committee
The Company became a reporting company in May 2007. Prior to this time, the entire Board of Directors acted as the audit committee for the Company. The Board of Directors created an audit committee in March 2007 which operates under a charter adopted by the Board of Directors in March 2007, a copy of which is attached to this proxy statement as Appendix I. Under the charter, the audit committee must have at least three members. The Board of Directors has appointed Joyce Jarding, Craig Breitbach and Ed Recker to the audit committee. The audit committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, a majority of our audit committee is independent within the definition of independence provided by NASDAQ Rules 4200 and 4350. Under NASDAQ Rule 4200, Craig Breitbach and Ed Recker are independent, however, Joyce Jarding is an executive officer of the Company and therefore does not meet the definition of an independent director under NASDAQ Rule 4200. In addition, our audit committee charter requires a majority of our audit committee to be independent as defined in the charter. The charter definition of independence does not exclude executive officers, which means Joyce Jarding is independent under our audit committee charter. However, due to payments made to Ed Recker prior to becoming a director of the Company, Mr. Recker would not be considered independent pursuant to the terms of our audit committee charter. However, we are in compliance with our audit committee charter by having a majority of independent directors on the audit committee.
Prior to March 2007, when the entire Board of Directors acted as the audit committee, a majority of our board was independent under NASDAQ Rule 4200 and our audit committee charter. Under NASDAQ Rule 4200, all of our directors were independent, with the exception of William Schueller, Bruce Klostermann, George Davis and Joyce Jarding, who are executive officers of the Company. Under our audit committee charter, all of our directors were independent with the exception of Warren Bush, Mark Muench, Tom Schroeder, William Horan and Denny Mauser, who each received $65,000 in compensation and stock awards under our agreement with The Biodiesel Group. The Board of Directors has determined that we do not currently have an audit committee financial expert serving on our audit committee. We do not have an audit committee financial expert serving on our audit committee because no member of our Board of Directors has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 401 of Regulation S-K. The Board of Directors intends to consider such qualifications in future nominations to our Board of Directors and appointments to the audit committee and anticipates it will bring in an advisor to assist the audit committee until a member of the audit committee qualifies as a financial expert. The Company only recently became a reporting company and created an audit committee, thus, the entire board acted as the audit committee during the fiscal year ended December 31, 2006. The board did not meet solely to discuss audit related issues in fiscal year ended December 31, 2006, however, audit issues were addressed as necessary at regular board meetings.
Audit Committee Report
The Board of Directors acted as the audit committee for fiscal year ended December 31, 2006. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the reference in any such document.

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The audit committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Board reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2006. The audit committee has discussed with Eide Bailly, LLP, its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Board has received and reviewed the written disclosures and the letter to management from Eide Bailly, LLP as required by Independence Standards Board Standard No. 1, and has discussed with the auditors the auditors’ independence. The Board has considered whether the provision of services by Eide Bailly, LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s annual report are compatible with maintaining Eide Bailly, LLP’s independence.
Based on the reviews and discussions referred to above, the Board of Directors determined that the audited financial statements referred to above be included in the annual report accompanying this proxy statement for the fiscal year ended December 31, 2006.
Audit Committee

William Schueller	Bruce Klostermann
George Davis	Joyce Jarding
Warren Bush	Jack Friedman
William Horan	Alan Manternach
Denny Mauser	Mark Muench
David O’Brien	Tom Schroeder
Craig Breitbach
Independent Registered Public Accounting Firm
The audit committee selected Eide Bailly, LLP as independent registered public accountants for the fiscal year January 1, 2007 to December 31, 2007. A representative of Eide Bailly, LLP is expected to be present at the annual meeting of members, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Christianson & Associates, PLLP, Certified Public Accountants (Christianson), was the company’s independent auditor since the company’s inception through February 8, 2007. Christianson’s reports on the company’s financial statements have not contained an adverse opinion, disclaimer of opinion or modification. The decision to change auditors and dismiss Christianson was approved by the company’s board of directors. There were no disagreements with Christianson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure, which, if not resolved to the former account’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. A copy of this disclosure has been provided to Christianson and we have received a response that Christianson agrees with this disclosure. Eide Bailly, LLP, Certified Public Accountants, has been the company’s independent registered public accounting firm since February 8, 2007. All financial statements in the annual report were audited or reviewed by Eide Bailly, LLP.

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Audit Fees
The aggregate fees billed by the principal independent registered public accountants (Eide Bailly, LLP) to the Company from its inception on April 14, 2005 through the Company’s fiscal year ended December 31, 2006 are as follows:

Category	Year	Fees
Audit Fees(1)	2006	$0
	2005	$0
Audit-Related Fees	2006	$0
	2005	$0
Tax Fees	2006	$0
	2005	$0
All Other Fees	2006	$0
	2005	$0

(1)
Audit fees also consist of review of statutory and regulatory filings and research and consultation related to such filings. Since Eide Bailly, LLP was not retained until February 8, 2007, no fees were billed by Eide Bailly, LLP during our fiscal year ended December 31, 2006. To October 19, 2007, we have been billed $50,552.90 for services performed by Eide Bailly, LLP. This includes $35,524.00 for audit fees, $8,881.00 for audit related fees and $6,147.90 for other fees.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by the Board of Directors, acting as the audit committee.
One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our Board of Directors.
Nominating Committee
The Board of Directors has acted as the nominating committee for the Company and no separate nominating committee has been formed to date. The nominating committee did not meet during the fiscal year ended December 31, 2006 because the Company did not have an Annual Meeting during that year and the 2007 Annual Meeting is the first year director elections have been held since inception. Based upon the size of the Company and the Board of Director’s familiarity with the Company since inception, the Board of Directors also has determined that each of the directors is qualified to suggest nominees for consideration by the Board of Directors. The Board of Directors expects to appoint a nominating committee in the future. The major responsibilities of the nominating committee are anticipated to be to:
•	Develop a nomination process for candidates to the Board of Directors;

•	Establish criteria and qualifications for membership to the Board of Directors;

•	Identify and evaluate potential director nominees;

•	Fill vacancies on the Board of Directors;

•	Recommend nominees to the board of directors for election or re-election.
There is not currently a nominating committee charter and there is no formal policy with regard to the consideration of any director candidates recommended by members. The Board of Directors believes that this is appropriate since this is the first time the Company has held director elections since its inception. The nominating committee may establish in the future a charter and develop policies and procedures for evaluating potential director candidates whether presented by members or selected by a nominating committee. The Board of Directors is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of William Schueller, Bruce Klostermann, George Davis and Joyce Jarding, who are executive officers, each member of our Board of Directors is independent within the definition of independence provided by NASDAQ Rules 4200 and 4350.

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Compensation Committee
The Board of Directors has acted as the compensation committee for the Company and no separate compensation committee has been formed to date. The compensation committee did not meet during the fiscal year ended December 31, 2006 and no director or officer compensation was approved during the fiscal year ended December 31, 2006. Now that the Company has commenced operations, it anticipates establishing a compensation committee that will review issues of director and officer compensation. The Board of Directors expects the compensation committee to evaluate all aspects of director and officer compensation and the Board of Directors expects the compensation committee to operate under a written charter.
The Board of Directors believes it is appropriate that no compensation committee exists due to the relatively small amount of compensation paid to the Company’s directors and officers to date, and the fact that all compensation that has been paid was cash compensation which would be easily understood by the Company’s members.
The Board of Directors is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of William Schueller, Bruce Klostermann, George Davis and Joyce Jarding, who are executive officers, each member of our Board of Directors is independent within the definition of independence provided by NASDAQ Rules 4200 and 4350.
MEMBER PROPOSALS AND NOMINATIONS FOR DIRECTOR POSITIONS
Member Proposals
In order to be considered for inclusion in our 2008 Annual Meeting proxy statement, member proposals must be submitted in writing to the Company by February 15, 2008 if Proposals 1 and 2 are approved, or August 15, 2008 if Proposals 1 and 2 are not approved (approximately 120 days prior to the estimated date for the 2008 Annual Meeting). The Company suggests that proposals for the 2008 annual meeting of the members be submitted by certified mail-return receipt requested.
Members who intend to present a proposal at the 2008 annual meeting of members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than April 29, 2008 if Proposals 1 and 2 are approved, or October 21, 2008 if Proposals 1 and 2 are not approved (approximately 45 days prior to the estimated date for the 2008 Annual Meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
If the Company does not receive notice of a member proposal intended to be submitted to the 2008 annual meeting by April 29, 2008 if Proposals 1 and 2 are approved, or October 21, 2008 if Proposals 1 and 2 are not approved, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does not receive notice of a member proposal intended to be submitted to the 2008 annual meeting by April 29, 2008 if Proposals 1 and 2 are approved, or October 21, 2008 if Proposals 1 and 2 are not approved, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

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Director Nominations
Nominations for the election of directors may also be made by any member entitled to vote generally in the election of directors. Our Operating Agreement provides that nominations must be received by our secretary not less than sixty (60) days nor more than ninety (90) days prior to the first day of the month corresponding to the previous year’s annual meeting, which would be September 1, 2008 to October 1, 2008. This notice must contain: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of units of Western Dubuque Biodiesel entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a director of Western Dubuque Biodiesel if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of the Company’s outstanding units that clearly sets forth the proposed candidate as a nominee of the director’s seat to be filled at the next election of directors. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.
The following table demonstrates how Proposals 1 and 2 will change the timing for procedures of the 2008 Annual meeting:

Notice of member
		Member proposals to		proposals not to be
		be included in the		included in the proxy
	2008 Annual	proxy statement must	Director nominations	statement must be
	Meeting will be	be received by the	must be received by the	received by the
	held:	Company by:	Company:	Company by:
If Proposals 1 and 2 are Approved	June 2008	February 15, 2008	March 1, 2008 through April 1, 2008	April 29, 2008
If Proposals 1 and 2 are NOT Approved	December 2008	August 15, 2008	September 1, 2008 through October 1, 2008	October 21, 2008
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with The Biodiesel Group
The Company entered into a consulting agreement with The Biodiesel Group, as a project development and equity consultant. The Biodiesel Group is owned and operated by five of our directors, Warren L. Bush, William J. Horan, Denny Mauser, Tom Schroeder and Mark Muench. Upon execution of the agreement and in anticipation of the receipt of consulting services the Company transferred 100 unrestricted units to each of the five members of The Biodiesel Group. In exchange, The Biodiesel Group provided assistance with negotiation of various contracts, assistance in the planning of our equity marketing effort, and assistance in securing debt financing services up until the date of the closing of a loan transaction to finance construction of the project. In addition, the Company agreed to pay to The Biodiesel Group a total consulting fee of $120,000 payable at a rate of $20,000 per month during the first six months of the contract term. The contract term continued until 30 days after the plant was operational.
Transaction with our Board of Directors
Our Board of Directors approved a membership unit option agreement with our directors. Under the agreement, each of the directors had the option to purchase 100 units for a purchase price of $500 per unit upon execution of definitive loan documents. Each of our directors exercised this option.

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On August 27, 2007, the Board of Directors adopted a compensation plan for directors and officers effective beginning August 2007. To date pursuant to this plan, William Schueller and Bruce Klostermann have been paid $2,000 for their duties as both board members and chairman and CEO respectively. George Davis, Warren Bush, Jack Friedman, William Horan, Denny Mauser, and David O’Brien all have received $1,000 to date for their duties as directors pursuant to the director compensation plan. Ed Recker and Mark Muench have received $500 to date for their services as directors pursuant to the director compensation plan. Additionally, Craig Breitbach and Joyce Jarding received $1,500 each for their duties as members of the audit committee and as directors. Tom Schroeder has not received any compensation to date as a result of the director compensation plan because he was absent from the August and September Board of Directors meetings.
Transaction with Ed Recker
Prior to joining the Company’s board of directors, Mr. Recker served as the Company’s project manager under an independent contractor agreement entered into on January 15, 2006. Under the agreement, Mr. Recker received $1,000 per week for his services. On July 7, 2006 the contract was modified to increase Mr. Recker’s compensation to $2,000 per week. Mr. Recker’s last day as the Company’s project manager was June 26, 2007 when his services were completed. Under the agreement, he received total compensation of $126,800.
Transaction with Schueller Construction Co.
In September of 2006, the Company agreed to pay Schueller Construction Co. $320,000 to build its administrative building. Our director, William Schueller, is a principal of Schueller Construction Co. The administrative building is complete. The Company paid Schueller Construction Co. $323,127 for the construction of the administrative building.
EXECUTIVE COMPENSATION
Bruce Klostermann is currently serving as our Chief Executive Officer and George Davis is serving as our Chief Financial Officer. During our fiscal year ended December 31, 2006, our Chairman, William Schueller, served as our President and Chief Executive Officer pursuant to our operating agreement. Joyce Jarding is Western Dubuque’s Secretary.
     Below is a table summarizing the compensation that has been provided to our Chief Executive Officer, Bruce Klostermann, our Chief Financial Officer, George Davis, and our Chairman William Schueller as of our fiscal year end on December 31, 2006. The compensation paid was as a result of each officer’s position as a director of the Company, and not separate compensation for services as officers of the Company.

		OPTION
NAME & PRINCIPAL POSITION	FISCAL YEAR ENDING	AWARDS(1)	TOTAL
Bruce Klostermann, CEO	December 31, 2006	$50,644	$50,644
George Davis, CFO	December 31, 2006	$50,644	$50,644
William Schueller, Chairman	December 31, 2006	$50,644	$50,644

This compensation was rendered to our Chief Executive Office, Bruce Klostermann, our Chief Financial Officer, George Davis, and our Chairman, William Schueller, as an option. Please see “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS – Transactions with our Board of Directors” above for a description of the option award issued to Bruce Klostermann, George Davis, and William Schueller and a description of all other compensation paid to our officers to date.

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Below is a table summarizing the compensation that has been paid by the Company to the directors as of our fiscal year end on December 31, 2006.

	STOCK	OPTION	OTHER
DIRECTOR	AWARDS	AWARDS	COMPENSATION	TOTAL
William Schueller	$0	$50,644	$0	$50,644
Bruce Klostermann	$0	$50,644	$0	$50,644
George Davis	$0	$50,644	$0	$50,644
Joyce Jarding	$0	$50,644	$0	$50,644
Craig Breitbach	$0	$50,644	$0	$50,644
Warren Bush	$50,000	$50,644	$24,000	$124,644
Jack Friedman	$0	$50,644	$0	$50,644
William Horan	$50,000	$50,644	$24,000	$124,644
Ed Recker(1)	$0	$0	$78,000	$78,000
Denny Mauser	$50,000	$50,644	$24,000	$124,644
Mark Muench	$50,000	$50,644	$24,000	$124,644
David O’Brien	$0	$50,644	$0	$50,644
Tom Schroeder	$50,000	$50,644	$24,000	$124,644
Alan Manternach	$0	$50,644	$0	$50,644

(1)	Compensation paid to Ed Recker during the fiscal year ended December 31, 2006 was as a result of an independent contractor arrangement between the Company and Mr. Recker.
Please see “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” above for a description of the option and stock awards issued to our directors.
ANNUAL REPORT AND FINANCIAL STATEMENTS
The Company’s 2007 Annual Report to members, including financial statements and the notes thereto, for the fiscal year ended December 31, 2006 accompanies the mailing of this Proxy Statement.
The Company will provide each member solicited a copy of the annual report without charge. The written request for the annual report should be directed to Abby Kotz, Accounting Manager of Western Dubuque Biodiesel, LLC at 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa, 52046. The annual report is also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or available from the SEC’s internet site (www.sec.gov).

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APPENDIX I
WESTERN DUBUQUE BIODIESEL, LLC
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
I. Purpose
The Audit Committee (“Committee”) is appointed by the Board of Directors (“Board”) of Western Dubuque Biodiesel, LLC (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Audit Committee are to:
•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance;

•	Appoint, compensate, retain and monitor the independence and qualifications of the Company’s independent auditors (also referred to herein as external auditors);

•	Monitor the performance of the Company’s internal audit function and independent auditors;

•	Provide an avenue of communication among the independent auditors, management, and the Board; and

•	Prepare an Audit Committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.
II. Authority
The Committee shall have the authority to conduct or authorize any investigation appropriate to fulfill its responsibilities, and is empowered to:
•	Appoint, compensate, retain and oversee the work of the public accounting firm employed by the Company to conduct the annual audit who shall report directly to the Committee;

•	Retain independent counsel and other advisers as it deems necessary in the performance of its duties;

•	Resolve any disagreements between management and the independent auditor regarding financial reporting;

•	Pre-approve all auditing and permitted non-audit services performed by the Company’s external audit firm;

•	Seek any information it requires from employees—all of whom are directed to cooperate with the Committee’s requests—or external parties;

•	Meet with Company officers, external auditors, or outside counsel, as necessary;

•
Delegate authority to subcommittees including the authority to pre-approve all auditing and permitted non-audit services, provided that such decisions are presented to the full Committee at its next scheduled meeting; and

•
Determine appropriate funding for the payment of compensation to the independent auditors engaged for the purpose of issuing an audit report, performing other audit review or attestation services for the Company and to any advisers employed by the Committee which funding must be paid for by the Company.

23

III. Composition
1.	Committee members’ qualifications shall meet the requirements as may be set by the Board from time to time, in addition to all applicable legal and regulatory requirements.

2.
The Committee shall be comprised of at least three directors of the Company, all in good standing, each of whom must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, statement of members’ equity and cash flow statement. A majority of the directors on the Committee must be independent as defined in subparagraph 3 of this Article III below.

3.	A director will NOT be considered independent for purposes of this Article III, if such director:
(a)	Is an employee of the Company or any current subsidiary of the Company;

(b)
Has accepted or has a family member who has accepted payments from the Company or any of its subsidiaries in excess of $60,000, other than as compensation for board or board committee service, payments arising solely from investments in the Company’s securities, compensation paid to a family member who is a non-executive employee of the Company, benefits under a tax-qualified retirement plan, or non-discretionary compensation, or certain permitted loans;

(c)	Has a family member who is employed by the Company or any of its subsidiaries as an executive officer;

(d)
Is or has a family member who is a partner or controlling shareholder or an executive officer of any organization to which the Company made, or from which the Company received, payments for property or services that exceeds 5% of the recipient’s consolidated gross revenues of that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

(e)	Is or has a family member who is employed as an executive officer of another entity where any of the executive officers of the company serve on the compensation committee of such other entity; or

(f)	Is or has a family member who is a current partner of the Company’s outside auditor who worked on the Company’s audit.
4.	Committee members and a Committee chair shall be recommended and appointed by the Board.
IV. Meetings
The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet separately, periodically with management, with internal auditors, if any, and with external auditors. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. All members are expected to attend each meeting, in person or via tele or video-conference.
The minutes of each meeting are to be prepared at the direction of the Audit Committee Chair and sent to Committee members and all other directors. Copies are to be promptly provided to the independent auditors and the Company’s legal counsel.

24

V. Scope of Responsibilities and Duties
Charter Review
Review and reassess the adequacy of this charter annually. Consider changes that are necessary as a result of new laws and regulations. Recommend any proposed changes to the Board. Submit the charter to the Board for approval and publish the document as required.
Financial Reporting
Review the Company’s annual audited financial statements and the documents containing such filings prior to filing or distribution. The review should include discussion with management and independent auditors of the following:
•	Significant issues regarding accounting principles, practices, audit findings, disclosures, judgments and any other requirements under accounting standards and rules;

•	Complex or unusual transactions and areas in which an unusual degree of judgment must be exercised;

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

•	“Quality of earnings” of the Company from a subjective as well as objective standpoint.

•
Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgment made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•
Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreement with management.

•
Discuss the annual audited financial statements and quarterly financial statements with management and external auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Consider any items required to be communicated by the independent auditors in accordance with SAS 61.

•
Review disclosures made by CEO and CFO in the Forms 10-KSB or 10-K and 10-QSB or 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal control.

25

Internal Control
Review the Company’s internal control system. In performing this review, the Committee must:
•	Consider the effectiveness of the Company’s internal control system, including information technology, security and control.

•
Understand the scope of the external auditor’s review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

Internal Audit
In the event the Company employs an internal audit department, the Committee shall:
•	Review with management the charter, plans, activities, staffing and organizational structure of the internal audit function.

•	Review the effectiveness of the internal audit function.
Independent Auditors
Each year, review the independence and performance of the independent auditors and retain or discharge the independent auditors as circumstances warrant. In performing this review, the Committee will:
•
At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

•	Take into account the opinions of management and, in the event the Company has employed an internal audit, the opinions of the internal audit department.

•	Present its conclusions with respect to the external auditor to the Board.

•
Prescribe such policies and procedures as the Committee deems appropriate pertaining to relationships with the independent auditors, including clear hiring policies for employees and former employees of the independent auditors.

•
Approve the independent auditors’ engagement terms and fees for annual audit services as well as advance approval of all non-audit engagements with that firm. Any such approval of non-audit services by the independent auditor shall be disclosed in periodic reports as prescribed by law.

26

•
On at least an annual basis, review a formal, written statement from the independent auditors on such matters as are prescribed by law, including all relationships between the auditors and the Company or its management. Discuss with the independent auditors all significant relationships they have with the Company and their impact on the auditors’ objectivity and independence, including non-audit services and the fees proposed and charged therefore. Take appropriate action in response to these matters to satisfy itself of the auditors’ independence.

•
Review the independent auditors’ audit plan; discuss scope, staffing, locations, reliance upon management, and general audit approach, including coordination of audit effort with the internal audit department, if any.

•	Ensure the rotation of the lead audit partner and other audit partners as required by law, and consider whether there should be regular rotation of the audit firm itself.

•	Present its conclusions with respect to the independent auditor to the Board.

•	Meet separately with the external auditors on a regular basis to discuss any matters that the committee or auditors believe should be discussed privately.

•	Review all material written communications between the independent auditors and management, e.g., management letter, schedule of unadjusted differences and/or reportable conditions letter.
Compliance
•
At least once annually, review with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations (in coordination with other committees), and inquiries received from regulators or governmental agencies.

•
Establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review the process for communicating the Code of Ethics to appropriate company personnel, and for monitoring compliance therewith.
•	Obtain regular updates from management and Company legal counsel regarding compliance matters.
Reporting Responsibilities
•	Annually prepare such report and certification to unit-holders as required by SEC regulations.
•
Report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and, in the event the Company has employed an internal audit department, the performance of the internal audit function.

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Other Audit Committee Responsibilities
•	Discuss and review with management the Company’s major policies with respect to risk assessment and risk management.
•
As considered necessary by the Committee, review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites, including the use of the Company’s assets.

•	Perform any other activities consistent with this Charter, the Company’s operating agreement, and governing law, as the Committee or the Board deems necessary or appropriate.
•	Periodically review materials or receive education on audit committee-related and new accounting and auditing-related developments and best practices.
•	Annually evaluate the Committee’s performance of its responsibilities, confirm that all responsibilities outlined in this charter have been carried out, and create an agenda for the ensuing year.

28

APPENDIX II
WESTERN DUBUQUE BIODIESEL, LLC
AMENDED AND RESTATED OPERATING AGREEMENT

SECTION 1. THE COMPANY	1

1.1 Formation	1
1.2 Name	1
1.3 Purpose; Powers	1
1.4 Principal Place of Business	1
1.5 Term	2
1.6 Agent For Service of Process	2
1.7 Title to Property	2
1.8 Payment of Individual Obligations	2
1.9 Independent Activities: Transactions with Affiliates	2
1.10 Definitions	2

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS	8

2.1 Original Capital Contributions	8
2.2 Additional Capital Contributions ; Additional Units	8
2.3 Capital Accounts	8

SECTION 3. ALLOCATIONS	8

3.1 Profits	9
3.2 Losses	9
3.3 Special Allocations	9
3.4 Curative Allocations	10
3.5 Loss Limitation	10
3.6 Other Allocation Rules	11
3.7 Tax Allocations: Code Section 704(c)	11
3.8 Tax Credit Allocations	11

SECTION 4. DISTRIBUTIONS	11

4.1 Net Cash Flow	11
4.2 Amounts Withheld	12
4.3 Limitations on Distributions	12

SECTION 5. MANAGEMENT	12

5.1 Directors	12
5.2 Number of Total Directors	12
5.3 Election of Directors	12
5.4 Committees	14
5.5 Authority of Directors	14
5.6 Directors as Agent	15
5.7 Restrictions on Authority of Directors	16
5.8 Director Meetings and Notice	17

29

5.9 Action Without a Meeting	17
5.10 Quorum; Manner of Acting	17
5.11 Voting; Potential Financial Interest	17
5.12 Duties and Obligations of Directors	17
5.13 Chairman and Vice Chairman	17
5.14 President and Chief Executive Officer	17
5.15 Chief Financial Officer	18
5.16 Secretary; Assistant Secretary	18
5.17 Vice President	18
5.18 Delegation	18
5.19 Execution of Instruments	18
5.20 Limitation of liability; Indemnification of Directors	19
5.21 Compensation; Expenses of Directors	19
5.22 Loans	19

SECTION 6. ROLE OF MEMBERS	19

6.1 One Membership Class	19
6.2 Members	20
6.3 Additional Members	20
6.4 Rights or Powers	20
6.5 Voting Rights of Members	20
6.6 Member Meetings	20
6.7 Conduct of Meetings	20
6.8 Notice of Meetings; Waiver	20
6.9 Quorum and Proxies	20
6.10 Voting; Action by Members	21
6.11 Record Date	21
6.12 Termination of Membership	21
6.13 Continuation of the Company	21
6.14 No Obligation to Purchase Membership Interest	21
6.15 Waiver of Dissenters’ Rights	21
6.16 Limitation on Ownership	21

SECTION 7. ACCOUNTING, BOOKS AND RECORDS	21

7.1 Accounting, Books and Records	21
7.2 Delivery to Members and Inspection	22
7.3 Reports	22
7.4 Tax Matters	22

SECTION 8. AMENDMENTS	23

8.1 Amendments	23

SECTION 9. TRANSFERS	23

9.1 Restrictions on Transfers	23
9.2 Permitted Transfers	23
9.3 Conditions Precedent to Transfers	24
9.4 Prohibited Transfers	25
9.5 No Dissolution or Termination	25
9.6 Prohibition of Assignment	25

30

9.7 Rights of Unadmitted Assignees	25
9.8 Admission of Substituted Members	26
9.9 Representations Regarding Transfers	27
9.10 Distribution and Allocations in Respect of Transferred Units	27
9.11 Additional Members	28

SECTION 10. DISSOLUTION AND WINDING UP	28

10.1 Dissolution	28
10.2 Winding Up	28
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts	29
10.4 Deemed Distribution and Recontribution	29
10.5 Rights of Unit Holders	29
10.6 Allocations During Period of Liquidation	29
10.7 Character of Liquidating Distributions	29
10.8 The Liquidator	29
10.9 Forms of Liquidating Distributions	30

SECTION 11. MISCELLANEOUS	30

11.1 Notices	30
11.2 Binding Effect	30
11.3 Construction	30
11.4 Headings	30
11.5 Severability	30
11.6 Incorporation By Reference	30
11.7 Variation of Terms	30
11.8 Governing Law	30
11.9 Waiver of Jury Trial	31
11.10 Counterpart Execution	31
11.11 Specific Performance	31

31

AMENDED AND RESTATED OPERATING AGREEMENT
OF
WESTERN DUBUQUE BIODIESEL, LLC
THIS AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of the ___ day of                     , 2007, by and among Western Dubuque Biodiesel, LLC, an Iowa limited liability company (the “Company”), each of the Persons (as hereinafter defined) who are identified as Members on the attached Exhibit “A” and who have executed a counterpart of this Agreement and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.
WHEREAS, the Company’s organizer caused to be filed with the state of Iowa,
Articles of Organization dated November 9, 2005, pursuant to the Iowa Limited Liability Company Act (the “Act”); and
WHEREAS, the Members desire to adopt this Amended and Restated Operating Agreement, to set forth their respective rights, duties, and responsibilities with respect to the Company and its business and affairs.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. THE COMPANY
1.1 Formation. The initial Members formed the Company as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on November 14, 2005 pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.
1.2 Name. The name of the Company shall be “Western Dubuque Biodiesel, LLC” and all business of the Company shall be conducted in such name.
1.3 Purpose; Powers. The nature of the business and purposes of the Company are: (i) to own, construct, operate, lease, finance , contract with, and/or invest in biodiesel production and co-product production facilities as permitted under the applicable laws of the State of Iowa; (ii) to engage in the processing of feedstock into biodiesel and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.
The Company shall continuously maintain an office in Iowa. The principal office of the Company shall be at PO Box 82,, Farley, IA 52046, or elsewhere in the state of Iowa as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal office.

1.5 Term. The term of the Company commenced on the date the Articles of Organization (the “Articles”) of the Company were filed with the office of the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.
1.6 Agent For Service of Process. The name and address of the agent for service of process on the Company in the State of Iowa shall be Warren L. Bush, 101 Boyer St., P.O. Box 159, Wall Lake, IA 51466-0159, or any successor appointed by the Directors.
1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property (as hereinafter defined) in his/her/its individual name. Each Member’s interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.
1.8 Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.
1.9 Independent Activities: Transactions with Affiliates. The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other person or enterprise in any capacity that the Director may deem appropriate in such director’s discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or its Affiliates, acting on its own behalf, from engaging in whatever activities it chooses, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member; or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.
1.10 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:
(a) “Act” means the Iowa Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).
(b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c) “Affiliate” means, with respect to any Person: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any officer, director, general partner, member or trustee and of such person; (iii) any person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling”, “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such person or entities.
(d) “Agreement” means this Amended and Restated Operating Agreement of Western Dubuque Biodiesel, LLC, as amended from time to time.
(e) “Articles” means the Articles of Organization of the Company filed with the Iowa Secretary of State, as same may be amended from time to time.
(f) “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.8.
(g) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.
(h) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.
(i) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
(j) “Company” means Western Dubuque Biodiesel, LLC, an Iowa limited liability company.
(k) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.
(l) “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to insure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii) (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

(m) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.
(n) “Director” means any Person who (i) is referred to as such an Section 5.1 of this Agreement or has become a Director pursuant to the terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” means all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.
(o) “Dissolution Event” shall have the meaning set forth in Section 10.1 hereof.
(p) “Effective Date” means                                         , 2007.
(q) “Facilities” shall mean the biodiesel production and co-product production facilities in Iowa or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Company’s business plan.
(r) “Fiscal Year” means (i) any twelve-month period commencing on October 1 and ending on September 30 and (ii) the period commencing on the immediately preceding October 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.
(s) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
(t) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de mittimus Capital Contribution; (B) the distribution by the Company to a Member of more than a de mittimus amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” of Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(u) “Issuance Items” has the meaning set forth in Section 3.3(h) hereof.
(v) “Liquidation Period” has the meaning set forth in Section 10.6 hereof.
(w) “Liquidator” has the meaning set forth in Section 10.8 hereof.
(x) “Losses” has the meaning set forth in the definition of “Profits” and “Losses”.
(y) “Member” means any Person (i) whose name is set forth as such on Exhibit “A” initially attached hereto or has become a Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Units.
(z) “Members” means all such members.
(aa) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses”, the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the Unit of measurement referred to herein as “Units”.
(bb) “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.
(cc) “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.
(dd) “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.
(ee) “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.
(ff) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.
(gg) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(hh) “Officer” or “Officers” has the meaning set forth in Section 5.18 hereof.
(ii) “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.
(jj) “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.
(kk) ” Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset)or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits and Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specifically allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.
(ll) “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.
(mm) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.
(nn) “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.

(oo) “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.
(pp) “Securities Act” means the Securities Act of 1933, as amended.
(qq) “Subsidiary” means any corporation, partnership, joint venture , limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.
(rr) “Tax Matters Member” has the meaning set forth in Section 7.4 hereof.
(ss) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.
(tt) “Units” of “Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
(uu) “Unit Holders” means all Unit Holders.
(vv) “Unit Holder” means the owner of one or more Units.
(ww) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.
(xx) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
(yy) “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Original Capital Contributions. The name, address, original Capital Contribution, and initial Units qualifying the Membership Interest of each Member are set out in “Exhibit A” attached hereto, and shall also be set out in the Membership Register.
2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.7, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause the Membership Register as maintained by the Company at its principal office and incorporated herein by this reference, to be appropriately amended and such amendments shall not be considered amendments to this agreement for purposes of Section 8.1 hereof.
2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:
(a) To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4; and (iii) the amount of any company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;
(b) To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;
(c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and
(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors shall also (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

SECTION 3. ALLOCATIONS
3.1 Profits. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.2 Losses. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.3 Special Allocations. The following special allocations shall be made in the following order:
(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-(f) of the Regulations and shall be interpreted consistently therewith.
(b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year , each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.
(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.
(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Section 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.
(f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.
3.4 Curative Allocations. The allocations set forth in 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations) the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).
3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6 Other Allocation Rules.
(a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.
(b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of company income and loss for income tax purposes.
(c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.
(d) Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.
3.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits , Losses, other items, or distributions pursuant to any provision of this Agreement.
3.8 Tax Credit Allocations. All credits against income tax with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.
SECTION 4. DISTRIBUTIONS
4.1 Net Cash Flow. The Directors, in their discretion, shall make distributions of Net Cash Flow, if any, to the Members. Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan, credit or any other debt financing agreements with the Company’s lenders and creditors from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.
4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.
SECTION 5. MANAGEMENT
5.1 Directors. Except as otherwise provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.
5.2 Number of Total Directors. The total number of Directors of the Company shall be a minimum of seven (7) and a maximum of Thirteen (13); and the number of Directors may be fixed or changed from time to time, within that variable range, by the Directors. The Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or vice versa by majority vote at any annual or special meeting.
5.3 Election of Directors.
(a) Election of Directors and Terms. The initial Directors, appointed by the initial Members, shall be the individuals set forth on Exhibit “B” attached hereto. The initial Directors shall serve until the first annual or special meeting of the Members following substantial completion of the construction of the Facilities, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. After the expiration of the initial term of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified. The initial Directors shall, by resolution adopted prior to the expiration of their initial term, separately identify the Director positions to be elected and shall classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected directors. The terms of Group I Directors shall expire first (initial term until second annual meeting with successors elected to three-year terms thereafter), followed by those of Group II Directors (initial term until third annual meeting with successors elected to three-year terms thereafter), and then Group III Directors (initial term until the fourth annual meeting and subsequent terms of three years). Directors shall be elected by a plurality vote of the Members so that the nominees receiving the greatest number of votes relative to all other nominees are elected as Directors.

(b) Nominations for Directors. One or more nominees for Director positions up for election shall be nominated by the then current Directors or by a nominating committee established by the Directors. Nominations for election of Directors may also be made by any Member entitled to vote generally in the election of Directors. However, any Member that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of that Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first day of the month corresponding to the previous year’s annual meeting or such date as determined by the Directors and designated in the prior year’s annual meeting proxy statement. Each such notice to the Secretary shall set forth:
(i) The name and address of record of the Member who intends to make the nomination;
(ii) A representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(iii) The name, age, business and residence address, and principal occupation or employment of each nominee;
(iv) A description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member;
(v) Such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;
(vi) The consent of each nominee to serve as a Director of the Company if so elected; and
(vii) A nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors.
The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this Section or the adoption of any provision inconsistent herewith shall require the approval of a majority of the Membership Voting Interests. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.
(c) Special Rights of Appointment of Directors for Certain Members. Commencing with the first annual or special meeting of the Members following financial closing, each Member who holds three thousand (3,000) or more Units, all of which were purchased by such Member from the Company during the Company’s initial registered offering (“Appointing Members”), shall be entitled to appoint one (1) Director, so long as the Appointing Member is the holder of three thousand (3,000) or more Units. Units held by an Affiliate or Related Party of a Member shall be included in the determination of whether the Member holds the requisite number of Units for purposes of this Section. Only Members who acquire three thousand (3,000) or more Units from the Company in its initial registered offering are granted appointment rights hereunder. Accordingly, any Member who subsequently acquires three thousand (3,000) or more Units other than by acquisition from the Company in its initial registered offering beginning in 2005, shall not be entitled to appoint any Directors, regardless of the number of Units held by such Member. A Director appointed by a Member under this section shall serve indefinitely at the pleasure of the Member appointing him or her until a successor is appointed, or until the earlier death, resignation or removal of the Director. Any Director appointed under this section may be removed for any reason by the Member appointing him or her, upon written notice to the Board of Directors, which notice may designate and appoint a successor Director to fill the vacancy, and which notice may be given at a meeting of the Board of Directors attended by the person appointed to fill the vacancy. Any such vacancy shall be filled within thirty (30) days of its occurrence by the Member having the right of appointment. In the event that the number of Units held by a Member falls below the threshold of three thousand (3,000) Units, the term of any Director appointed by such Member shall terminate, the seat will dissolve, and the Unit Holder will elect Directors with Unit Holders in accordance with this section 5.3(a). The Member’s special right of appointment will terminate.

5.4 Committees. A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution. A committee shall consist of one or more persons, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of the Directors, and vacancies in the membership thereof shall be filled by the Directors. A majority of the Members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.
5.5 Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:
(a) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;
(b) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
(c) Operate, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
(d) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;
(e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

(f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;
(g) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;
(h) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;
(i) Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;
(j) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;
(k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;
(l) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;
(m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or any government, state, territory, government district or municipality or of any instrumentality of any of them;
(n) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and
(o) Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.
5.6 Directors as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.

5.7 Restrictions on Authority of Directors.
(a)    The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:
(i) Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;
(ii) Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;
(iii) Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or
(iv) Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.
(b)    The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of the Members:
(i) Merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;
(ii) Confess a judgment against the Company in an amount in excess of $500,000;
(iii) Issue Units, other than the 100 Units issued to each of the five (5) members of The Biodiesel Group, at a purchase price of less than $500 per Unit;
(iv) Issue more than an aggregate of 35,000 Units; and
(v) Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.
The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors that are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by the number of votes necessary to constitute member action pursuant to Section 6.10 herein.

5.8 Director Meetings and Notice. Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may be called by the Chairman of the Company or by two or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
5.9 Action Without a Meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by a super majority of seventy-five percent (75%) of all Directors authorized to vote on the matter as provided by this Agreement, provided that a copy of such written action shall be promptly given to all such Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other.
5.10 Quorum; Manner of Acting. Not less than fifty percent (50%) of the Directors shall constitute a quorum for the transaction of business at any Directors’ meeting. Each Director shall have one (1) vote at meetings of the Directors. The Director shall take action by the vote of a majority of the number of Directors constituting a quorum as provided by this Agreement.
5.11 Voting; Potential Financial Interest. No Directors shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed to the Board of Directors on behalf of the company at the time of such vote.
5.12 Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of its Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the forgoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.
5.13 Chairman and Vice Chairman. Unless otherwise provided by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

5.14 President and Chief Executive Officer. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President and Chief Executive Officer (“CEO”) of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Director shall appoint someone other than the Chairman as the President of the Company not later than the commencement of operations of the Facilities, and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Facilities.
5.15 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer (“CFO”) of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefore; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as CFO and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.
5.16 Secretary; Assistant Secretary. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other Person or Persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.
5.17 Vice President. The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.
5.18 Delegation. Unless prohibited by a resolution of the Directors, the President, Chief Financial Officer, Vice President and Secretary (individually, an “Officer” and collectively “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.
5.19 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the President; or (iii) by such other Person or Persons as may be designated from time to time by the Directors.

5.20 Limitation of liability; Indemnification of Directors. To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member, Director, Officer or all of the foregoing. No Director or Officer of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not eliminate or limit the liability of a Director or Officer for any of the following: (i) for any breach of the duty of loyalty to the Company or its Members; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) for a transaction from which the Director or Officer derived an improper personal benefit or a wrongful distribution in violation of Section 807 of the Act. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustees (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director or Officer in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.
5.21 Compensation; Expenses of Directors. No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interests of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.
5.22 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most credit worthy commercial borrowers, plus four per cent (4%) per annum. If a Director, or any Affiliate of a Director, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.
SECTION 6. ROLE OF MEMBERS
6.1 One Membership Class. There shall initially be one class of Membership Interests and one class of Units. Additional classes of Membership Interests and Units may be created and issued to new Members or to existing Members on such terms and conditions as the Directors may determine and may include the creation of different classes of Membership Interests represented by different classes of Units, which classes may have different rights, powers and preferences, which rights, powers and preferences may be senior to those of existing Members, including, without limitation, voting rights and distribution preferences. Members shall have no preemptive rights to acquire additional or newly created Units of the Company.

6.2 Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “C” attached hereto and such other documents as may be required by the Directors. Each prospective Member must be approved and admitted to the Company by the Board of Directors. The Membership Interests of the Members shall be set forth on the membership register as maintained by the Company at its principal office and which by this reference is incorporated herein.
6.3 Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission including the Member’s agreement to be bound by this Agreement. Upon the admission of a member the Directors shall cause the Membership Register to be appropriately amended pursuant to Section 8.1 of this Agreement and will not require Member action for purposes of Section 8.1.
6.4 Rights or Powers. Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.
6.5 Voting Rights of Members. The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement. Members do not have the right to cumulate their votes for any matter entitled to a vote of the Members, including election of Directors.
6.6 Member Meetings. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting. Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members. Regular meetings of the Members shall be held not less than once per Fiscal Year.
6.7 Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any meeting of the Members by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear and speak with each other.
6.8 Notice of Meetings; Waiver. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least five (5) days and no more than sixty (60) days before the day on which the meeting is to be held. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.
6.9 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.10 Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the Members’ meeting (in person, by proxy, or by mail ballot) and entitled to vote on the matter shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.
6.11 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of Members.
6.12 Termination of Membership. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.7 hereof.
6.13 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.
6.14 No Obligation to Purchase Membership Interest. No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.
6.15 Waiver of Dissenters’ Rights. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.
6.16 Limitation on Ownership. Notwithstanding any other provision herein, no Member shall directly or indirectly own or control more than forty-nine per cent (49%) of the issued and outstanding Units at any time. Units under indirect ownership or control by a Member shall include Units owned or controlled by such Member’s Related Parties, Subsidiaries and Affiliates.
SECTION 7. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office all of the following: (i) A current list of the full name and last known address or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.

7.2 Delivery to Members and Inspection. Any Member or its designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, a copy of the information required to be maintained under Section 7.1. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.
7.3 Reports. The Chief Financial Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event. The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements). For purposes of this paragraph, public access to the financial statements through the Company’s web site shall constitute delivery pursuant to this Section 7.3.
7.4 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 and any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.

SECTION 8. AMENDMENTS
8.1 Amendments. Amendments to this Agreement may be proposed by the Board of Directors or any Member. Following such proposal, the Board of Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Directors shall include in any such submission a recommendation as to the proposed amendment. The Board of Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. Except as otherwise provided in this Agreement a proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the number of votes necessary to constitute Member action as provided in Section 6.10 herein. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.
SECTION 9. TRANSFERS
9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement no Member shall transfer all or any part of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, each pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.
9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Section 9, a Unit Holder may:
(a) At any time Transfer all or any portion of its Units:
(i) To the transferor’s administrator or trustee to whom such Units are transferred involuntarily by operation of law or judicial decree, or;
(ii) Without consideration to or in trust for descendants or the spouse of a Member; and
(b) At any time following the date on which substantial operations of the Facilities commences, Transfer all or any portion of its Units:
(i) To any person approved by the Directors in writing;
(ii) To any other Member or to any Affiliate or Related Party of another Member; or
(iii) To any Affiliate or Related Party of the transferor.
Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in section 9.3 below is referred to in this Agreement as a “Permitted Transfer”.

9.3 Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of a Membership Interest shall be effective unless and until all of the following conditions have been satisfied:
(a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.
(b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distributions otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.
(c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.
(d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.
(e) Unless otherwise approved by the Directors and Members representing in the aggregate a seventy five per cent (75%) majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f) No notice or requests initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.
(g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirements set forth in Section 9.3(e).
9.4 Prohibited Transfers. Any purported Transfer of Units that is not permitted under this Section shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize such a Transfer (or if the Directors , in their sole discretion, elect to recognize such a Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not permitted under this Section, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company, and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.
9.5 No Dissolution or Termination. The transfer of a Membership Interest pursuant to the terms of this Article shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.
9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article, Transfer of a Membership Interest may not be made if the Membership Interest sought to be sold, exchanged or transferred, when added to the total of all other Membership Interests sold, exchanged or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the Company under section 708 of the Internal Revenue Code. In the event of a transfer of any Membership Interests, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Internal Revenue Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.
9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.7 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

9.8 Admission of Substituted Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substituted Member provided that such transferee has complied with the following provisions:
(a)    The transferee of the Units shall, by written instrument in form and substance reasonably satisfactory to the Directors;
(i)    Accept and adopt the terms and provisions of this agreement, including this Section 9, and
(ii)    Assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except:
(x) Those obligations or liabilities of the transferor Member arising out of a breach of this Agreement,
(y) In the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and
(z) In the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement;
(b)    The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and
(c)    Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.

9.9 Representations Regarding Transfers.
(a) Each Member hereby covenants and agrees with the Company for the benefit of the Company and all members, that
(i) It is not currently making a market in Units and will not in the future make a market in Units,
(ii) It will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other of initial pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and
(iii) In the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9 and to Transfer such Units only to Persons who agree to be similarly bound.
(b) Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of units:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY AND AGREED TO BY EACH MEMBER.
THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, EXCEPT THE STATE OF IOWA, AND MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, IN ADDITION, THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WHILE THE COMPANY
IS OFFERING SUCH UNITS FOR SALE AND FOR A PERIOD OF NINE MONTHS FROM THE DATE OF THE LAST SALE BY THE COMPANY OF SUCH UNITS, TO ANY PERSONS RESIDENT OUTSIDE THE STATE OF IOWA.
9.10 Distribution and Allocations in Respect of Transferred Units. If any Units are transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interest during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of the first day of the month following the month in which all documents to effectuate the transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.

9.11 Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Directors shall approve. All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit “C”, attached hereto. Upon execution of such Addendum such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit “C”, attached hereto.
SECTION 10. DISSOLUTION AND WINDING UP
10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (Each a “Dissolution Event”): (i) The affirmative vote of a seventy-five per cent (75%) super majority in interest of the Membership Voting Interests to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.
10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefore, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (t) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company, with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.
10.4 Deemed Distribution and Recontribution. Notwithstanding any other provisions of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.
10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.
10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.
10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.
10.8 The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, or any officers, Director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.
SECTION 11. MISCELLANEOUS
11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Member, either to the address set forth in Section 2.1 hereof or to such other address as has been provided in writing to the Company.
11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.
11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.
11.4 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.
11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.
11.6 Incorporation By Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.
11.7 Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.
11.8 Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9 Waiver of Jury Trial. Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.
11.11 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.
IN WITNESS WHEREOF, the parties have executed and entered into this Amended and Restated Operating Agreement of the Company as of the date first set forth above.
COMPANY:
WESTERN DUBUQUE BIODIESEL, LLC

By: William G. Schueller
Its: Chairman

EXHIBIT C
MEMBER SIGNATURE PAGE
ADDENDUM
TO THE
WESTERN DUBUQUE BIODIESEL, LLC
AMENDED AND RESTATED OPERATING AGREEMENT
The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Western Dubuque Biodiesel, LLC (the “Company”), has received a copy of the Amended and Restated Operating Agreement dated                      , as amended, and if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Transferee (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Transferee (Please Print)	Signature of Officer

Signature of Joint Individual Transferee	Date

Date
Agreed and accepted on behalf of the
Company and its Members:
WESTERN DUBUQUE BIODIESEL, LLC

By:
Its:
Date:

Member Name: Please Print Clearly Telephone Number: Units Owned on November 9, 2007: WESTERN DUBUQUE BIODIESEL, LLC 2007 Annual Meeting of Members — Wednesday, December 5, 2007 For Members as of November 9, 2007 Proxy Solicited on Behalf of the Board of Directors PROPOSAL ONE: AMENDMENT #1 TO THE OPERATING AGREEMENT: To Allow Annual Meetings to be held on a Summer Schedule (Director Terms) PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK AND VOTE YOUR SHARES AT THE MEETING For _____ Against Abstain PROPOSAL TWO: AMENDMENT #2 TO THE OPERATING AGREEMENT: To Allow Annual Meetings to be held on a Summer Schedule (Director Nominations) PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK AND VOTE YOUR SHARES AT THE MEETING For _____ Against Abstain PROPOSAL THREE: AMENDMENT #3 TO THE OPERATING AGREEMENT: To Allow the Board to Increase or Reduce the Number of Directors PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK AND VOTE YOUR SHARES AT THE MEETING For _____ Against Abstain PROPOSAL FOUR: Reduce the Number of Director Positions from Thirteen to Eleven Effective for the 2008 Annual Meeting PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK AND VOTE YOUR SHARES AT THE MEETING For _____ Against Abstain ELECTION OF FIVE GROUP I DIRECTORS You may vote for five (5) nominees. PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK AND VOTE YOUR SHARES AT THE MEETING For _____ Against Abstain Tom Schroeder—— Ed Recker —— Mark Muench—— Denny Mauser—— George Davis—

ELECTION OF FOUR GROUP II DIRECTORS You may vote for four (4) nominees. PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK AND VOTE YOUR SHARES AT THE MEETING For _____ Against Abstain William Schueller —— David O’Brien—— William Horan—— Warren Bush—— ELECTION OF FOUR GROUP III DIRECTORS You may vote for four (4) nominees. For _____ Against Abstain PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK AND VOTE YOUR SHARES AT THE MEETING Jack Friedman—— Craig Breitbach—— Joyce Jarding—— Bruce Klostermann—— By signing this proxy card, you appoint William Schueller and Joyce Jarding, jointly and severally, each with full power of substitution, as proxies to represent you at the 2007 Annual Meeting of the Members to be held on Wednesday, December 5, 2007, at the Palace Ballroom, 27317 Olde Farley Road, Farley, Iowa 52046 and at any adjournment thereof, on any matters coming before the meeting. Please specify your choice by marking the appropriate box for each matter above. The Proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by the Company before 5:00 p.m. on Monday, December 3, 2007. This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If you do not mark any choices for Group I, Group II or Group III directors on the proxy card, then your votes will be deemed abstentions. If you mark fewer than five (5) choices for Group I directors, fewer than four (4) choices for Group II directors, or fewer than four (4) choices for Group III directors, the proxies will vote your units ONLY for the persons you mark as your choices. If you do not mark any choices on the proxy card for an amendment, then the proxies will vote your units FOR the given amendment to the Operating Agreement. If you only mark one choice on the proxy card for an amendment, then the proxies will vote your units ONLY for the item you chose. Your units will be included in the determination of whether a quorum is present even if you do not mark any choices on the proxy card. You may revoke your proxy by: · Voting in person at the 2007 Annual Meeting; · Giving personal or written notice of the revocation, which is received by William Schueller, Chairman of the Company’s Board of Directors, at the Company’s offices at 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa 52046 before 5:00 p.m. on Monday, December 3, 2007; or · Giving personal or written notice of the revocation to the Company’s Secretary, Joyce Jarding, at the commencement of the 2007 Annual Meeting. Signature: Signature: —— — Date: Date: —— —— — Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney executor, administrator, trustee or guardian, please note that fact.